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                                                                 Exhibit 99.B(i)

KRAMER LEVIN NAFTALIS & FRANKEL LLP


                                               February 28, 2006


The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

      Re:      The Victory Portfolios
               Post-Effective Amendment No. 76
               File Nos. 33-8982; 811-4852
               -------------------------------


Gentlemen:

     We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 76 to Registration Statement No. 33-8982 and to the incorporation by reference of our opinion dated February 27, 2004 as an exhibit to this Amendment.

                              Very truly yours,

                              /s/ Kramer Levin Naftalis & Frankel LLP


                              Kramer Levin Naftalis & Frankel LLP


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